Exhibit 99.1

SCBT Financial Corporation Announces That C. John Hipp, III Resigns His Position as Chief Executive Officer - Appoints Robert R. Hill, Jr. as Interim CEO

    COLUMBIA, S.C.--(BUSINESS WIRE)--Oct. 28, 2004--SCBT Financial Corporation (NASDAQ: SCBT), the holding company for South Carolina Bank and Trust and South Carolina Bank of the Piedmont, reported today that President and Chief Executive Officer, C. John Hipp, III, has informed the company that he wishes to resign his position as CEO.
    Robert R. Horger, Chairman of the Board, announced that Robert R. Hill, Jr. has been appointed as Interim CEO, and Mr. Hill is expected to be elected as President and Chief Executive Officer of the Corporation and its lead bank at the next full meeting of the Board of Directors. Mr. Hill has served the company as a corporate director and for the past five years as President and Chief Operating Officer of its lead bank, South Carolina Bank and Trust, N.A.
    Chairman Horger stated, "We want to thank John Hipp for his tireless efforts as CEO for the past ten years, and we respect his decision to resign his post for his own personal reasons. John has led this company forward in a tremendous fashion, more than quadrupling its size since his arrival. SCBT has grown from a small community bank to its current position as the fourth largest banking company domiciled in South Carolina. This is a tribute to John, and the Board is very grateful for his leadership."
    Mr. Horger continued, "Likewise, the Directors have equal confidence in the abilities of Robert Hill, as CEO, to continue to lead SCBT Financial in the same direction. Also, the Board believes that the entire executive management team at SCBT is imminently qualified and capable to continue our growth and work our business plan of building a statewide presence, and raising SCBT to the forefront of community-oriented, independent banks in South Carolina. That team, under Robert's experienced leadership, will cause us not to miss a beat in our plans and operations."
    John Hipp, the outgoing CEO, commented, "I have been CEO here for ten years and headed another bank for five more years, and the pace has always been very rapid. At this time, I have decided to resign and take some personal time in order to determine what other future business challenges and opportunities might be of interest to me. I know that I leave this company in good hands, under the tremendously talented guidance of Robert Hill, with whom I've worked for 16 years, and the other highly experienced executive officers."
    SCBT Financial Corporation is a multi-bank holding company whose principal subsidiaries are South Carolina Bank and Trust, N.A. and South Carolina Bank and Trust of the Piedmont, N.A. The Mortgage Banc, Inc. is a wholly owned subsidiary of South Carolina Bank and Trust, N.A. Through these subsidiaries, SCBT Financial Corporation operates 34 financial centers in 12 South Carolina counties. The Company offers a full range of retail and commercial banking services, mortgage lending services, trust and investment services, and consumer finance loans. SCBT Financial Corporation's common stock is traded on the NASDAQ Stock Market under the symbol "SCBT".

    Statements contained in this press release, which are not historical facts, are forward-looking statements. In addition, SCBT through its senior management or directors may from time to time make forward-looking public statements concerning matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgment of SCBT's senior management or directors based upon current information and involve a number of risks and uncertainties. Certain factors which could affect the accuracy of such forward looking statements are identified in the public filings made by SCBT with the Securities and Exchange Commission, and forward-looking statements contained in this press release or in other public statements of SCBT or its senior management or directors should be considered in light of those factors. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

    CONTACT: SCBT Financial Corporation
             Robert R. Horger, Chairman, 803-531-3000
             Robert R. Hill, Jr., Interim CEO, 803-534-2175